                                  EXHIBIT 99.F

DIRECTORS AND EXECUTIVE OFFICERS OF HOECHST AG.
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     The following table sets forth the name and present principal occupation or employment of each member of the Supervisory Board and the Board of Management of Hoechst AG. The business address of each of them is Hoechst AG, 65926 Frankfurt Main, Germany. Except as otherwise indicated, all such persons are citizens of Germany and each occupation listed refers to employment with Hoechst AG.

Name                          Principal Present Occupation
----                          ----------------------------
SUPERVISORY BOARD

Prof. Dr. rer. nat.           Honorary Chairman of the Supervisory Board
Dr. h.c. mult
Rolf Sammet

Erhard Bouillon               Chairman of the Supervisory Board

Arnold Weber                  Deputy Chairman of the Supervisory Board;
                              Chemical & textile laboratory technician;
                              Chairman of the Central Works Council and the Group Works Council of Hoechst AG

Dr.-Ing. E.h.                 Member of the Supervisory Board

Willi Esser                   Mechanic; Member of the Central Works Council
                              of Hoechst AG

Dietrich-Kurt Frowein         Member of the Board of Management of
                              Commerzbank AG

Dr. jur. Dr. h.c. mult.       Member of the Supervisory Board
Kurt Furgler (Citizen
of Switzerland)

Prof. Dr. rer. nat.           Member of the Supervisory Board
Dr.-Ing. E.h.
Heinz Harnisch

Juergen Hilger                Computer specialist, Member of the Central
                              Works Council and the Group Works Council of
                              Hoechst AG

Dr. rer. nat.                 Graduate Chemist; Chairman of
Ingolf Hornke                 the Senior Executives' Committee of
                              Hoechst AG

Khaled. Saleh Buhamrah        Chairman & Managing Director of Petrochemical
(Citizen of Kuwait)           Industries Co., Kuwait

Hermann-Heinz Konrad          Graduate Engineer; Deputy Chairman of the
                              Senior Executives' Committee of Hoechst AG

Rainer Kumlehn                Electrician; Regional Head of the IG Chemie-
                              Papier-Keramik Hessen

Prof. Dr. rer. nat.           President, Max-Planck-Gesellschaft, Munich
Dr. rer. nat. h.c.
Hubert Markl

Juergen Sarrazin              Chairman of the Board of Managing Directors
                              of Dresdner Bank AG

Egon Schaefer                 Electrician; Deputy Chairman of IG Chemie-
                              Papier-Keramik

Dr. jur.                      Chairman of the Board of Management of
Hans-Juergen Schinzler        Muenchner Rueckversicherungs-Gesellschaft

Konrad Starnecker             Skilled Chemical Plant Operative; Member of
                              the Central Works Council of Hoechst AG

Wolfgang Vetter               Fitter; Member of the Central Works
                              Council of Hoechst AG

Kurt F. Viermetz              Vice Chairman of J.P. Morgan & Co. Inc.

Adam Wegehingel               Machinist; Member of the Council of the
                              Gersthofen of Hoechst AG

BOARD OF MANAGEMENT
-------------------

Juergen Dormann               Chairman of the Board of Management

Dr. Ernest H. Drew, Ph.D.     Member of the Board of Management; Chemicals,
(United States Citizen)       Specialty Chemicals, Technical Polymers
                              Divisions

Prof. Dr. rer. nat.           Member of the Board of Management;
Utz-Hellmuth Felcht           Director of Personnel; Research; Herberts,
                              SGL Carbon, Hoechst CeramTec

Dipl. -Kfm.                   Member of the Board of Management;
Justus Mische                 Europe, Africa; Materials Management

Dr. -Ing.                     Member of the Board of Management; Messer
Ernst Schadow                 Griesheim, Uhde; Engineering and
                              Environmental Protection; Hoechst Site

Dr. Klaus J. Schmieder        Member of the Board of Management

Dr. rer. nat.                 Member of the Board of Management;
Karl-Gerhard Seifert          Pharmaceutical and Diagnostics Divisions;
                              Schwarzkopf

Claudio Sonder                Member of the Board of Management; Member of
(Citizen of Brazil)           the Supervisory Board of Hoechst Schering
                              AgrEvo GmbH; and Chairman of the Supervisory
                              Board of Hoechst do Brasil, San Paulo

Dipl.-Ing.                    Member of the Board of Management; Asia;
Horst Waesche                 AgrEvo; Hoechst Veterinar; Informatics and
                              Communication